UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Stanley Black & Decker, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STANLEY BLACK & DECKER, INC.

ADDITIONAL INFORMATION FOR THE ANNUAL MEETING

The following Notice of change of location relates to the proxy statement of Stanley Black & Decker (the “Company”) dated March 4, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held on April 17, 2020 at 9:30 a.m. EDT. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 2, 2020. The Notice should be read in conjunction with the proxy statement.

NOTICE OF CHANGE OF LOCATION TO VIRTUAL

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 17, 2020 AT 9:30 a.m. Eastern Daylight Time

In response to the public health impact of the coronavirus outbreak (COVID-19), and advisories issued by the state government limiting public gatherings and to support the health and well-being of our shareholders, NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Stanley Black & Decker, Inc. (the “Company”) has been changed to a virtual meeting format only, and will not be held at a physical location.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record at the close of business on February 14, 2020, the record date.

Registered holders are receiving a new proxy card along with this Notice. You should use this proxy card to cast votes in advance of the Annual Meeting by following the instruction on the proxy card. Any proxies previously given will be revoked.

Registered holders and beneficial owners only will be admitted to the virtual Annual Meeting at www.virtualshareholdermeeting.com/SWK2020 by entering the 16-digit control number found on your proxy card, voting instruction form or notice. We encourage you to log on 15 minutes prior to the start time for the meeting. You may ask questions during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting.

By Order of the Board of Directors,

Janet M. Link

Secretary

The Annual Meeting on April 17, 2020 at 9:30 a.m. EDT is available remotely at www.virtualshareholdermeeting.com/SWK2020. The proxy statement and annual report are available at http://www.edocumentview.com/SWK and www.proxyvote.com.